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                           POWER OF ATTORNEY
                           =================

      Each of the undersigned directors of The Narragansett Electric Company (the Company), individually as a director of the Company, hereby constitutes and appoints Robert King Wulff, John G. Cochrane, and Craig L. Eaton, individually, as attorneys-in-fact to execute on behalf of the undersigned the Company's registration statement on Form S-3 for the issue and sale of up to $50 million of the Company's First Mortgage Bonds, to be filed with the Securities and Exchange Commission, and to execute any appropriate amendment or amendments to such registration statement as may be required by law.

Dated this 28th day of March, 1995.



Joan T. Bok                             John W. Rowe

s/Stephen A. Cardi                      s/Richard P. Sergel


Stephen A. Cardi                        Richard P. Sergel

s/Frances H. Gammell                    s/William E. Trueheart


Frances H. Gammell                      William E. Trueheart

s/Joseph J. Kirby                       s/John A. Wilson, Jr.


Joseph J. Kirby                         John A. Wilson, Jr.

s/Robert L. McCabe


Robert L. McCabe